UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2014

Atlas Energy, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 23, 2014, Atlas Energy, L.P. (the “Partnership”) held its 2014 Annual Meeting of Unitholders (the “Annual Meeting”). The final results of voting on each of the items submitted to a vote of unitholders at the Annual Meeting are provided below.

1.	Each of the following nominees was elected to the Board of Directors of the Partnership’s General Partner as follows:

Nominee	Units For	Units Withheld	Broker Non-Votes
Edward E. Cohen	21,289,842	106,028	23,426,749
Ellen F. Warren	21,303,100	92,770	23,426,749

2.	The unitholders voted to approve the compensation of the Partnership’s named executive officers disclosed in the proxy statement, with 96.6 percent of the votes cast voting “For” the proposal. The unitholder vote is advisory and non-binding. The number of units cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
20,662,840	647,458	85,572	23,426,749

3.	The unitholders ratified the appointment of Grant Thornton LLP as the Partnership’s independent registered public accounting firm for the 2014 fiscal year. The number of units cast in favor of the ratification of Grant Thornton LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

Units For	Units Against	Abstentions	Broker Non-Votes
44,692,015	49,841	80,763	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 28, 2014	ATLAS ENERGY, L.P.

	By:	Atlas Energy GP, LLC, its general partner

	By:	/s/ Lisa Washington
	Name:	Lisa Washington
Vice President, Chief Legal Officer and Secretary

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